Exhibit 10.20

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”

OPTION AGREEMENT

This Option Agreement, effective as of the date last signed below (“Effective Date”), is entered by and between the University of Georgia Research Foundation, Inc., a Georgia non-profit corporation (“UGARF”), and PDS Biotechnology Corporation with a principal place of business at 25B Vreeland Road, Suite 300, Florham park NJ 07932 (“Licensee”). UGARF and Licensee may each be referred to individually as a “Party” or may together be referred to collectively as the “Parties.”

UGARF holds certain rights to inventions related to synthetic influenza vaccine antigenic sequences, which UGARF has designated by the UGARF Case No. 2021-130, and UGARF desires to have the inventions commercialized. Licensee wishes to obtain the right to use the inventions in combination with the company’s Versamune vaccine platform for clinical evaluation and represents that it has the necessary expertise and has or will acquire the necessary resources to do so. Therefore, in exchange for the mutual promises set out in this Agreement and other due and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

ARTICLE 1          DEFINITIONS

1.1          “Confidential Information” means any and all information that contains or makes reference to any one or more of the following: inventions; patent applications; intellectual property holdings or strategy; know-how; source code or software; data, biological, or chemical materials; prototypes or devices; product development information or market efforts; financial information; sales information; Progress Reports; Royalty Reports; Sublicensee Fee Reports; customer, Sublicense, or Sublicensee information; business or legal arrangements; tax filings; and/or information related to actual or potential litigation.

1.2           “Licensed Antigens” means those antigens identified at Appendix A as well as their related proteins and sequences and any parts of any of the foregoing.

1.3          “Licensed Field” means the limited field of use of human influenza vaccine clinical evaluation, manufacture, and use.

1.4          “Licensed Patents” means any of the following in the Licensed Territory only: the patents and patent applications listed in Appendix A as well as any patents that issue therefrom, together with any of their substitutions, extensions, divisionals, continuations, continuations-in-part (to the extent that the claimed subject matter of any such continuation-in-part is disclosed and enabled in the parent patent application and is not, as of the Effective Date, obligated to a third party), foreign counterparts, and resulting patents, including reexamined and reissued patents.

1.5           “Licensed Patent Territory” means, for each Licensed Antigen, the territories in which there exists at least one Valid Claim claiming that Licensed Antigen, in whole or in part.

1.6          “Licensed Territory” means the world.

1.7          “Production Rights” means the limited right and license to practice one or more Licensed Antigens and associated Valid Claims, in the respective Licensed Patent Territory for each, for limited and the sole purposes of: (a) developing and/or manufacturing Licensed Products; and/or (b) transferring, delivering, and/or selling Licensed Products to only Licensee and/or Sublicensees but not to third-party purchasers; and/or (c) offering for sale and/or selling Licensed Products in the name of, and on behalf of, Licensee and/or Sublicensees.

1.8          “Production Rights Agreement” means an agreement between Licensee or a Sublicensee, and a third-party, in which Licensee or Sublicensee grants to such third-party, either alone or with other rights, some or all Production Rights.

1.9           “Valid Claim” means a claim in any unexpired patent or pending patent application included among the Licensed Patents that claims in whole or in part one or more Licensed Antigens, so long as such claim has not have been irrevocably abandoned or held invalid in an unappealable decision of a court or other authority of competent jurisdiction.

ARTICLE 2          GRANT OF LICENSE

2.1          Grant of Rights. Subject to the reservations, obligations, and other terms of this Agreement, UGARF grants to Licensee the non-exclusive right and license to practice the Valid Claims of each Licensed Patent in its respective Licensed Patent Territory but only as necessary to make use of Licensed Antigens in the Licensed Field in such Licensed Patent Territory.

2.2           Option Exercise. Licensee may convert this Option to a non-exclusive license at any time during the Term of this Agreement by delivering written notice to UGARF. The Parties shall have ninety (90) days (“Execution Period”) to review and execute a non-exclusive license to the Licensed Antigens under the Licensed Patents in a form materially similar to that attached in Appendix E.

2.3          Reservation of Rights. The rights and licenses granted to Licensee in this Article 2 are non-exclusive, and UGARF reserves all rights to practice the Licensed Patents; to make, use and sell Licensed Products; and to license and otherwise allow third party use of Licensed Patents and/or Licensed Products.

2.4          No Rights by Implication. In this Agreement, the only rights granted by UGARF are those expressly granted herein, and UGARF grants no rights by implication.

ARTICLE 3          DILIGENCE

3.1          Reasonable Commercial Diligence. Licensee shall use reasonable efforts, directly through its operations to evaluate Licensed Antigens. Licensee must use reasonable diligence efforts at least as thorough as efforts customary in Licensee’s industry. Licensee’s failure to meet the requirements of this Section 3.1 is a material breach of this Agreement.

ARTICLE 4          PAYMENTS

Reserved

ARTICLE 5          REPORTS AND RECORDS INSPECTION

5.1          Progress Reports. Each year, no later than March 31 for the prior calendar year, Licensee shall deliver to UGARF a written report containing the information identified for Progress Reports at Appendix C detailing the current progress of the Licensee, directly and through the work of Contractors, toward the development and commercialization of Licensed Products throughout each of the Licensed Patent Territories (each, a “Progress Report”). Licensee shall identify in each Progress Report all Milestones attained, in the calendar year being reported.

ARTICLE 6          CONFIDENTIALITY

6.1          Limited Exchange of Confidential Information. The Parties intend to exchange Confidential Information between them under this Agreement. The “Provider” of Confidential Information is the Party that possesses and then discloses or otherwise provides Confidential Information to the other Party to this Agreement, and the “Recipient” of Confidential Information is the Party receiving it from the Provider. The Parties agree they will only exchange Confidential Information under this Agreement as necessary to fulfill the material purpose of this Agreement and their obligations hereunder.

6.2          Non-Disclosure of Confidential Information. Except to the extent required by law, during the term of this Agreement and for 5 years after all rights in Licensed Patents granted to Licensee hereunder have either expired, been removed from the scope of this Agreement, or have otherwise terminated, a Recipient of the Provider’s Confidential Information shall not disclose such Confidential Information to any third party without prior written consent of the Provider, and Recipient shall only use Provider’s Confidential Information as necessary to perform its obligations hereunder and to fulfill the material purpose of this Agreement.

6.3          Exception for Disclosure to Third Party Recipients. Notwithstanding anything to the contrary herein, a Recipient may disclose the Provider’s Confidential Information to those affiliates, agents, sublicensees (including Sublicensees), research collaborators, and financial, legal, and other professional advisors, and in the case of UGARF, UGA and Inventor, who reasonably have a need to know such Confidential Information in furtherance of the material purpose of this Agreement (“Third Party Recipients”), but only after the Third Party Recipient has signed a written agreement of confidentiality with the Recipient that limits disclosure of, protects, and requires return or destruction of, the Provider’s Confidential Information to the same or a greater extent as the terms of this Agreement. The Recipient disclosing a Provider’s Confidential Information to a Third Party Recipient shall be fully responsible to the Provider for the Third Party Recipient’s full compliance with the terms of this Article 6.

6.4          Certain Confidential Information Excluded. The Recipient or a Third Party Recipient of Confidential Information shall have no obligations of non-disclosure per Section 6.2 and/or 6.3 with respect to any portion of such Confidential Information that:

a.          Recipient or Third Party Recipient can demonstrate through documentation to have been within its legitimate possession prior to the date of receipt of such information under this Agreement;
b.          Recipient or Third Party Recipient can demonstrate through documentation that it independently developed without reference to Confidential Information provided to it under this Agreement;

c.          was in the public domain prior to Provider’s disclosure to Recipient or Third Party Recipient as evidenced by documentation published prior to such disclosure;
d.          came into the public domain as evidenced by published documentation through no fault of Recipient or Third Party Recipient after disclosure by Provider hereunder; and/or
e.          is obtained by Recipient or Third Party Recipient from a third party having legitimate possession of the information and the legal right to disclose it to Recipient or Third Party Recipient without breach of any contract or duty.

ARTICLE 7          WARRANTIES AND DISCLAIMERS, LIABILITY, INDEMNITY, AND INSURANCE

7.1          Warranty of Authority. Each of UGARF and Licensee represent and warrant to the other that each has the right, power, and authority to enter into and perform its obligations under this Agreement.

7.2          Patent filing, Prosecution and Maintenance.  UGARF agrees to take responsibility for the preparation, filing, prosecution and maintenance of an and all patent application for patents included in the Licensed Patents.  UGARF and Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patents, as well as any facts which may affect the validity, scope, or enforceability of the Licensed Patents of which either party becomes aware.

7.3          Grant of Rights.  UGARF warrants and represents that is has the right to grant rights, licenses, privileges, relates, non-assertions and immunities under or relating to the Licenses Patents.  There are no liens encumbrances, conveyances, mortgages, assignments other licenses or other agreements which would prevent of impair the full and complete exercise of the rights, licenses, privileges, releases, non-assertions and immunities granted by UGARF to Licensee, their respective successors and assigns, customers, both immediate and remote with respect to the Licenses Patents pursuant to the specific terms and conditions of this Agreement.

7.4          DISCLAIMER OF WARRANTIES. EXCEPT AS SET OUT IN SECTION 7.1, LICENSED PATENTS ARE PROVIDED “AS IS.” UGARF MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, REGARDING ANY LICENSED PATENTS, LICENSED ANTIGENS, AND/OR LICENSED PRODUCTS, AND UGARF EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATED THERETO OR THAT SUCH DO NOT INFRINGE THIRD PARTY RIGHTS. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS EITHER A WARRANTY OR REPRESENTATION BY UGARF AS TO THE VALIDITY OR SCOPE OF ANY LICENSED PATENT OR THAT ANY PATENT OR OTHER INTELLECTUAL PROPERTY WILL ISSUE AMONG LICENSED PATENTS.

7.5          LIMITATION OF LIABILITY. UGARF ASSUMES NO LIABILITY, AND SHALL HAVE NO LIABILITY TO LICENSEE OR TO ANY SUBLICENSEE OR CONTRACTOR WHATSOEVER, FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, LOST PROFITS, AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND (collectively, “DAMAGES”) ARISING OUT OF OR RELATED TO LICENSEE’S AND/OR ANY SUBLICENSEE’S OR CONTRACTOR’S PRACTICE OF LICENSED PATENTS AND/OR USE, DEVELOPMENT, OFFER FOR SALE, AND/OR SALE OF LICENSED PRODUCTS, OR WITH RESPECT TO LICENSEE’S AND/OR ANY SUBLICENSEE’S OR CONTRACTOR’S PERFORMANCE UNDER THIS AGREEMENT OR COMMERCIALIZATION OF LICENSED PRODUCTS. LICENSEE AND EACH SUBLICENSEE AND CONTRACTOR EACH ASSUME ALL RISK AND LIABILITIES ASSOCIATED WITH ITS USE OF UGARF CONFIDENTIAL INFORMATION, LICENSED PATENTS, AND/OR LICENED PRODUCTS, INCLUDING BUT NOT LIMITED THOSE RISKS AND LIABILITIES ARISING OUT OF OR RELATED TO THE SAFETY, UTILITY, VALUE, AND/OR MARKETABILITY OF LICENSED PATENTS AND/OR LICENSED PRODUCTS. THESE LIMITATIONS OF LIABILITY IN SECTION 7.3 APPLY EVEN THOUGH UGARF OR ANY ONE OR MORE INDEMNITTES (as defined in Section 7.4 below) MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LIABILITY AND/OR RELATED DAMAGES.

7.6          INDEMNIFICATION. LICENSEE SHALL INDEMNIFY, PAY FOR THE DEFENSE OF, AND HOLD HARMLESS, UGARF, REGENTS, AND INVENTOR (AND ALL OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, FACULTY, STUDENTS, EMPLOYEES, CONSULTANTS, AND AGENTS) (collectively “INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, AND DAMAGES OF ANY KIND ASSERTED AGAINST ANY ONE OR MORE INDEMNITEES BY ANY INDIVIDUAL OR ENTITY ARISING OUT OF OR RELATED TO LICENSEE’S OR ANY SUBLICENSEE’S OR CONTRACTOR’S PRACTICE OF LICENSED PATENTS, DEVELOPMENT, OFFER FOR SALE, AND/OR SALE OF LICENSED PRODUCTS OR LICENSEE’S AND/OR ANY SUBLICENSEE’S PREFORMANCE UNDER THIS AGREEMENT OR ANY SUBLICENSE, INCLUDING BUT NOT LIMITED TO CLAIMS AGAINST ANY ONE OR MORE INDEMNITEES MADE BY A PURCHASER OF LICENSED PRODUCT. HOWEVER, LICENSEE SHALL HAVE NO OBLIGATION TO A PARTICULAR INDEMNITEE UNDER THIS SECTION 7.4 WITH RESPECT TO CLAIMS, LIABILITIES, AND/OR DAMAGES DIRECTLY ARISING OUT OF OR RELATED TO THE NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR BREACH OF THIS AGREEMENT, OF SUCH INDEMNITEE.

7.7          Insurance. Licensee and each Sublicensee and Contractor shall obtain and carry in full effect during the term of this Agreement and for 5 years thereafter general liability insurance in an amount commensurate with similarly situated companies, with UGARF and the Board of Regents of the University System of Georgia by and on behalf of the University of Georgia added as additional insureds with respect to its products, continuing operations, and completed operations coverage as applicable. This insurance shall be primary and non-contributory to other insurance available to UGARF, Regents, and UGA. Licensee shall give UGARF 30 days’ prior written notice of cancellation of any policy relied upon by Licensee or any Sublicensee or Contractor to meet its requirements hereunder. Within 30 days of a request by UGARF, Licensee shall provide UGARF with appropriate certificates of insurance showing Licensee’s and each Sublicensee’s and Contractor’s compliance with its obligations under this Section 7.7.

ARTICLE 8          TERM AND TERMINATION

8.1          Term. Unless sooner removed or terminated by this terms of this Agreement or the mutual consent of the Parties, the rights granted to Licensee by this Agreement in each Licensed Antigen and its associated Licensed Patents shall be a period of twelve (12) months from the initiation of the first Phase I clinical trial and may be extended by written agreement of the Parties.

8.2          Termination by Licensee. Licensee may terminate this Agreement by delivering notice of termination to UGARF, and in that event the effective date of termination will be the later of either (a) 30 days from the date of receipt of the notice of termination; or (b) a later termination date identified in the notice.

8.3          Termination by UGARF. If Licensee or a Sublicensee or Contractor materially breaches any term of this Agreement and fails to cure such breach within 30 days after Licensee’s receipt of written notice of such breach by UGARF, then UGARF may thereafter deliver, at any time during the term of this Agreement while the noticed breach remains uncured, a notice of termination to Licensee, in which case all of Licensee’s rights under this Agreement automatically shall terminate as of the date of Licensee’s receipt of such notice of termination or on a later termination date identified in the notice. Notwithstanding the foregoing, if Licensee files any action that challenges UGARF’s rights in any one or more Licensed Patents, then UGARF may send notice of termination to Licensee, in which case termination is effective immediately upon Licensee’s receipt of such notice.

8.4          Effect of Termination on Licensed Patent Rights. Upon termination or removal from the scope of this Agreement of Licensee’s rights in and to any particular Licensed Antigen prior to its natural termination, then Licensee and all Sublicensees and Contractors shall immediately cease practicing such Licensed Antigen and associated Valid Claims and, without limiting the foregoing, they all shall immediately cease making use of such rights to make, have made, offer to sell, and/or sell any Licensed Products.

8.5          Effects of Termination on Confidential Information. Once all rights in Licensed Antigens and Valid Claims granted to Licensee hereunder have either expired, been removed from the scope of this Agreement, or have otherwise terminated, then each Recipient and Third Party Recipient of the Provider’s Confidential Information shall destroy all such Confidential Information in such Recipient’s and/or Third party Recipient’s possession or control; or upon timely notice from the Provider, the Recipient and each Third Party Recipient shall return such Confidential Information to the Provider at the Provider’s expense. However, each Recipient and Third Party Recipient may keep archival copies of the Provider’s Confidential Information to the extent required by applicable records retention policies, law, or regulation, but with the requirement that except to the extent required by law the Recipient and/or Third Party Recipient may not use or access any such retained Confidential Information of the Provider for any purpose whatsoever unless or until such retained Confidential Information meets one of the exceptions at Sections 6.6(a)-(e).

8.6          Survival. Notwithstanding termination or expiration of this Agreement for any reason, the following provisions shall survive:
(a).          Licensee’s payment obligations that are accrued and remaining unpaid or unperformed prior to such termination;
(b).          Licensee’s reporting obligations that are accrued but remaining unmet or unperformed prior to termination;
(c).          Sections 2.3and 6.2 and Articles 7, 8, 9, 10, and 11; and
(d).          Any cause of action or claim of a party, accrued or to accrue, as a result of any breach or default of this Agreement or performance of this Agreement.

ARTICLE 9          MISCELLANEOUS

9.1          Integration. This Agreement, including its Appendices, contains the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes any and all prior written or oral discussions, arrangements, courses of conduct, or agreements with respect to the same subject matter; provided that any contemporaneous agreements executed by the Parties for research or other funding shall be read independently of this Agreement.

9.2          Amendment and Waiver. Except as expressly permitted herein, this Agreement may be amended only by a written instrument executed by both Parties. The waiver of an obligation hereunder by a Party shall not constitute a waiver of any other obligation, and shall not constitute a permanent waiver of that obligation.

9.3          Assignment. This Agreement shall not be assigned by Licensee without the prior written consent of UGARF, and absent the prior written consent of UGARF when required any purported assignment is void. If UGARF provides prior written approval, then Licensee shall provide UGARF with a copy of the assignment within 5 days of execution.

9.4          Severability. If any one or more of the provisions of this Agreement is held by any court of competent jurisdiction to be invalid, illegal, or unenforceable, then such provisions shall be reformed to approximate as nearly as possible the intent of the Parties, and the validity of the remaining provisions shall not be affected. If it is not possible to reform the Agreement while maintaining the material intent of the Parties, then this Agreement shall automatically terminate.

9.5          Relationship of Parties. The Parties are independent contractors. There is no relationship of principal to agent, master to servant, employer to employee, or franchiser to franchisee between the Parties. Neither Party has the authority to bind the other or incur any obligation on its behalf except as may be expressly provided herein.

9.6          Use of Names. None of Licensee and/or any Sublicensee or Contractor shall use the names or marks of UGARF, the University of Georgia, or any of their employees or students in any marketing, advertising, publicity, or other commercial use without the prior written consent of the owner of the name or mark. Notwithstanding the foregoing, Licensee may use the names of UGARF and the University of Georgia in a true, accurate, and non-misleading fashion in (i) business plans, offering memoranda, and other similar documents for the purpose of raising financing for the operations of Licensee as related to the Licensed Patents and Licensed Products; (ii) as required in Sublicenses and Production Rights Agreements to incorporate UGARF’s required interests and terms; and (iii) in any securities reports required to be filed with the Securities and Exchange Commission or similar foreign agency.

9.7          Governing Law; Jurisdiction. This Agreement is governed and interpreted under the laws of the State of Georgia applicable to contracts made and to be performed entirely within Georgia by Georgia residents without regard to the conflicts of laws rules of any jurisdiction. All actions or proceedings related to this Agreement shall be litigated in the Superior Courts of Clarke County, Georgia or the U.S. District Court for the Middle District of Georgia.

9.8          Export Controls. Licensee acknowledges that the practice of Licensed Patents, and/or the development, manufacture, transport, and/or sale of Licensed Products, may require a license or other prior permission or approval from an agency or other unit of the U.S. government, and that certain financial transactions with foreign individuals or entities may be barred. UGARF neither represents that any such license or other prior permission or approval will not be required nor that, if required, such shall issue. Licensee shall comply, and Licensee shall ensure that its Sublicensees and Contractors shall comply, with any and all such requirements acknowledged herein.

9.9          Force Majeure. Delays in, or failure of, performance by any Party will not constitute default, or trigger any claim for damages, if and to the extent such damages are caused by acts of God, strikes, work stoppages, civil disturbances, fires, floods, explosions, riots, war, rebellion, and/or sabotage.

9.10          Notices. Notices required under this Agreement shall be delivered to a Party at its address set forth below. Notice may be given by hand or by commercial carrier, or by email where indicated. Such notice is effective upon receipt by an employee, agent, or representative of the receiving Party authorized to receive notices or other communications sent or delivered in a manner set forth above.

If to UGARF:      Director, Innovation Gateway
University of Georgia Research Foundation, Inc.
110 Terrell Hall
210 S. Jackson Street
Athens, Georgia 30602

If to Licensee:
Frank Bedu-Addo, President and Chief Executive Officer
PDS Biotechnology Corporation
25B Vreeland Road, Suite 300
Florham Park NJ 07932

9.11          Implementation. Each Party shall, at the request of the other Party, execute any documents reasonably necessary to implement the provisions of this Agreement.

9.12          Remedies. Due to the proprietary nature of the subject matter, the Parties agree that their respective rights and obligations under this Agreement may be enforced by injunction, specific performance, or other equitable relief, without prejudice to any other rights and remedies the Parties may have at law or equity.

9.13          Not Binding until Executed and Delivered. Unless and until all Parties hereto have executed and delivered this Agreement, this Agreement shall be of no force or effect.

IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be executed by their authorized officers or representatives on the date indicated below.

University of Georgia Research Foundation, Inc.		PDS Biotechnology Corporation

By:	/s/ Derek E. Eberhart	By:	/s/ Frank Bedu-Addo

Name:	Dr. Derek E. Eberhart	Name:	Dr. Frank Bedu-Addo

Title:	Chief Licensing Officer	Title:	President and Chief Executive Officer

Date:	10/22/21	Date:	10/25/21

APPENDIX A
LICENSED PATENTS AND ANTIGENS
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APPENDIX B
MILESTONES

Product Development Milestones

N/A

APPENDIX C
REPORTS

•	Section 5.1 -- Progress Reports. Include at least the following information.

	Item	Notes
1.	Product Development
Please outline product development activities for the reporting period including at a minimum the initiation of each phase of each clinical trial for each Licensed Product and the approval of each Licensed Product in each separate country/territory

APPENDIX C-1
SAMPLE TABLE FOR ROYALTY REPORTS
N/A

APPENDIX D
WIRE TRANSFER INSTRUCTIONS

N/A

APPENDIX E
Non-Exclusive License
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